Exhibit 99.1

                                                           SERENA Software, Inc.
                                                        San Mateo, CA 94403-2538
                                                                Tel 650-522-6600
                                                                Fax 650-522-6699
                                                                  www.serena.com

SERENA [LOGO]

FOR IMMEDIATE RELEASE
---------------------

Contact:
SERENA Software, Inc.                                      FRB | Weber Shandwick
Robert I. Pender, Jr.                                      Karen Keating
Chief Financial Officer                                    (415) 248-3434
(650) 522-6604

                  SERENA SOFTWARE REPORTS FIRST QUARTER RESULTS
         EPS of $0.17 and License Revenue Growth of 12% Over a Year Ago

SAN MATEO, CA - May 22, 2003 - SERENA Software, Inc. (Nasdaq: SRNA), an industry-leading supplier of software that automates change to enterprise code and content, announced today net income per diluted share, excluding amortization of intangible assets, of $0.17 for the first fiscal quarter ending April 30, 2003. License revenues, total revenues and operating and net income, excluding intangibles amortization, all grew in excess of 10% over the first fiscal quarter a year ago.

Total revenues of $24.4 million in the first quarter of fiscal 2004 represented an 11% increase over first quarter of fiscal 2003. Software licenses revenue was $10.9 million, an increase of 12% over last year's first quarter. Maintenance revenue was $11.9 million and services revenue was $1.6 million. License revenue from software change management was 71% of license revenue, with 23% of license revenues coming from distributed systems platforms.

Excluding intangibles amortization, operating income for the first quarter ended April 30, 2003 was $9.5 million, up 18% over the first quarter a year ago. Operating margin excluding intangibles amortization was 39%, up from 36% in the same quarter last year.

Excluding intangibles amortization, net income and net income per diluted share for the first quarter increased 12% and 13%, respectively, to $6.9 million and $0.17 from $6.1 million and $0.15 in the first quarter of fiscal 2003. Net income and net income per diluted share computed in accordance with generally accepted accounting principles increased 16% and 17%, respectively, to $5.8 million and $0.14 from $5.0 million and $0.12 in the same quarter a year ago.

Cash flow from operations in the quarter was $11 million and cash and investments at April 30, 2003 was a record $196 million or $4.78 per diluted share. Total deferred revenue increased 8% sequentially to $37.1 million. Days Sales Outstanding improved to 52 days from 57 days in the fourth quarter.


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The Company also announced guidance for the second quarter of fiscal 2004 including the results of the recently completed TeamShare Inc. acquisition as of the closing date. For the second quarter total revenues are expected to be in the range of $26 to $27 million and net income per fully diluted share excluding intangibles amortization is expected to be between $0.17 and $0.18.

"By any metric we had a very solid quarter in what remains a challenging environment," said Mark Woodward, CEO and President. "We had our first big win in the federal government space and we continue to grow our distributed systems business. With the acquisition of TeamShare and our continued solid execution I am looking forward to a successful fiscal 2004."

First Quarter Highlights

o Announced that R.J. Reynolds selected Serena ChangeMan DS for their development environment, to build on their enterprise-wide change management strategy and vision.

o Partnered with Relativity Technologies to combine Serena ChangeMan ZDD with RescueWare, a solution that helps companies streamline and improve the modernization process.

o Announced the Serena Alliance Partner Program to leverage System Integrator and Government Channels.

o Received validation for Serena ChangeMan DS support of WebSphere Studio Version 5, a solution that accelerates next generation development and increases the quality of business-critical applications.

o Announced a comprehensive Comparex solution for DB2 conversions to help companies efficiently migrate from legacy to DB2 databases

o Advanced in ranking to #22 on the San Francisco Business Times' list of the 25 largest Bay area software companies.

o Reported customer satisfaction level findings that 99.1% of customers are likely to recommend Serena and 97.8% rank Serena's performance equivalent to or much better than the competition.

o Announced that Serena was awarded a GSA schedule contract, strengthening ECM solution government offerings. ImmixGroup will maintain the GSA contracto

o Announced a global reseller agreement with ASG, granting ASG rights to sell and market the Serena StarTool Product Suite, creating new market opportunities for Serena and strengthening ASG's solution offering.


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o     Announced that Serena elected Documentum CEO, Dave DeWalt, to the Board of
      Directors strengthening and increasing the Board's independent membership.

o Announced that Serena ranks #7 for best return on sales and #11 for biggest ratio of market value to sales on the San Jose Mercury News' SV150 list.

o Announced extended support for Microsoft Windows Server 2003 and Visual Studio.Net 2003 in ChangeMan DS, enabling organizations to streamline next-generation development.

o Announced a partnership with Aspen Software consultants, where Aspen will recommend Serena ECM solutions and provide implementation services to their customer base, enabling Serena to extend partner channels and better meet customer needs.

o Announced a partnership with ECMS, where ECMS will recommend and implement Serena ECM solutions and services to their customer base, enabling Serena to further extend partner channels and provide better support to customers.

o Announced a partnership with Corporate Consulting Services, where CCS will recommend and implement Serena ECM solutions and services to their customer base, enabling Serena to further extend partner channels and provide better support to customers.

Commentary Available

A conference call to discuss the first quarter results is scheduled for 2:00 PM Pacific time today and may be accessed live via the Internet at www.companyboardroom.com or www.serena.com. A replay of the webcast will be available for 7 days. Additionally investors can listen to the call by dialing
(800)-240-4186 or (303) 262-2190 at least 5 minutes prior to the start time. A replay of the call will be available through May 29, 2003 by dialing (303) 590-3000 or (800) 405-2236 access code 538402#.

About SERENA Software, Inc.

SERENA Software Inc. is the Enterprise Change Management (ECM) industry leader. For over twenty years Serena has focused exclusively on providing application change management solutions to the world's leading enterprises, and today its products are in use at over 2,750 customer sites - including 42 of the fortune
50. Serena leads the way in ECM by providing a single point of control to manage software code and Web content changes throughout the enterprise, from the mainframe to the Web. Serena is headquartered in San Mateo, California and maintains international offices in Canada, Germany, France, Benelux and the United Kingdom. Serena can be reached through the World Wide Web at www.serena.com.

This press release contains "forward-looking statements" under the Private Securities Reform Act of 1995. There can be no assurance that future results will be achieved, and actual results could differ materially from forecasts and estimates. Factors that could cause or contribute to such differences include, but are not limited to, our reliance on our mainframe products for revenue; the percentage of license revenue typically closed at the end of each quarter making estimation of operating results prior to the end of the quarter


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extremely uncertain; weak economic conditions worldwide which may continue to affect the overall demand for software and services, which has resulted in and could continue to result in decreased revenues or lower revenue growth rates; changes in revenue mix and seasonality; our ability to deliver our products on the distributed systems platform; dependence on revenues from our installed base; continued demand for additional mainframe MIPS capacity; expansion of our international organizations; and our ability to manage our growth. Information about potential factors that could affect the Company's financial results is included in the Company's Form 10K filed on April 29, 2003. SERENA assumes no obligation to update the forward-looking information contained in this press release.

Trademarks

ChangeMan and StarTool are registered trademarks of SERENA Software Inc. Serena is a trademark of SERENA Software, Inc. All other products or company names mentioned are used for identification purposes only, and may be trademarks of their respective owners.

(C)2003 SERENA Software, Inc. All Rights Reserved.

                         - FINANCIAL TABLES TO FOLLOW -


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                              SERENA Software, Inc.
                   Condensed Consolidated Statements of Income
                      (In thousands, except per share data)
                                   (Unaudited)

                                                               Three Months
                                                              Ended April 30,
                                                             ----------------
                                                              2003       2002
                                                             -------    -------

Revenue:
       Software licenses                                     $10,852    $ 9,651
       Maintenance                                            11,911     10,775
       Professional services                                   1,604      1,620
                                                             -------    -------
            Total revenue                                     24,367     22,046
                                                             -------    -------
Cost of revenue:
       Software licenses                                         212        250
       Maintenance                                             1,504      1,371
       Professional services                                   1,766      1,422
                                                             -------    -------
            Total cost of revenue                              3,482      3,043
                                                             -------    -------
            Gross profit                                      20,885     19,003
                                                             -------    -------
Operating expenses:
       Sales and marketing                                     6,653      6,364
       Research and development                                3,039      2,920
       General and administrative                              1,740      1,709
       Stock-based compensation                                   --         11
       Amortization of intangible assets                       1,081      1,146
                                                             -------    -------
            Total operating expenses                          12,513     12,150
                                                             -------    -------
Operating income                                               8,372      6,853



Interest and other income, net                                 1,005      1,197
                                                             -------    -------
       Income before income taxes                              9,377      8,050
Income taxes                                                   3,563      3,059
                                                             -------    -------
       Net income                                            $ 5,814    $ 4,991
                                                             =======    =======
Net income per share:
       Basic                                                 $  0.14    $  0.12
                                                             =======    =======
       Diluted                                               $  0.14    $  0.12
                                                             =======    =======
Weighted average shares used in per share calculations:

       Basic                                                  40,450     40,168
                                                             =======    =======
       Diluted                                                40,918     40,661
                                                             =======    =======

Non-U.S. GAAP Financial Information:

       Operating income, excluding intangibles amortization  $ 9,453    $ 7,999
                                                             =======    =======
       Net Income, excluding intangibles amortization        $ 6,895    $ 6,137
                                                             =======    =======
Net income per share:

       Diluted, excluding intangibles amortization           $  0.17    $  0.15
                                                             =======    =======

Reconciliation of U.S. GAAP to Non-U.S. GAAP Financial
Information:

       U.S. GAAP operating income                            $ 8,372    $ 6,853
       Add back: Amortization of intangible assets             1,081      1,146
                                                             -------    -------
       Non-U.S. GAAP operating income                        $ 9,453    $ 7,999
                                                             =======    =======
       U.S. GAAP net income                                  $ 5,814    $ 4,991
       Add back: Amortization of intangible assets             1,081      1,146
                                                             -------    -------
       Non-U.S. GAAP net income                              $ 6,895    $ 6,137
                                                             =======    =======


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                              SERENA Software, Inc.
                      Condensed Consolidated Balance Sheets
                                 (In thousands)
                                   (Unaudited)

                                                        April 30,    January 31,
                                                          2003          2003
                                                        --------     -----------
                                 Assets

Current assets
     Cash and cash equivalents                          $115,936       $105,402
     Short-term investments                               24,157         37,672
     Accounts receivable, net                             14,123         16,514
     Deferred taxes                                        6,549          6,549
     Prepaid expenses and other current assets             1,898            744
                                                        --------       --------
           Total current assets                          162,663        166,881
Long-term investments                                     55,491         48,374
Property and equipment, net                                2,831          3,078
Deferred taxes                                               561            561
Intangible assets, net                                    44,279         45,360
Other assets                                                 265            269
                                                        --------       --------
           Total assets                                 $266,090       $264,523
                                                        ========       ========

                  Liabilities and Stockholders' Equity

Current liabilities:
     Accounts payable                                   $    738       $    533
     Income taxes payable                                  7,786          7,921
     Accrued expenses                                      8,201          8,266
     Deferred revenue                                     27,924         26,010
                                                        --------       --------
           Total current liabilities                      44,649         42,730
Deferred revenue, net of current portion                   9,168          8,373
Deferred taxes                                               458            458
                                                        --------       --------
           Total liabilities                              54,275         51,561
Stockholders' equity:
           Total stockholders' equity                    211,815        212,962
                                                        --------       --------
           Total liabilities and stockholders' equity   $266,090       $264,523
                                                        ========       ========

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